Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CALIBERCOS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share (1)	457(o)	1,840,000	$6.00	$11,040,000	$0.0000927	$1,023.408
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts							$1,023.408
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$1,023.408

(1)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, includes the number of shares of Class A Common Stock issuable upon exercise of a 45-day option granted to the Underwriter, Revere Securities LLC, to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price, subject to offset pursuant to Rule 415(a)(6).